UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1 - 8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

       Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

        (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 2.02.

Results of Operations and Financial Condition

Registrant has  reported  its results of  operations  for the three and six months ended April 30, 2012, as described in Registrant’s news release dated May 23, 2012, a copy of which is furnished herewith as Exhibit  99.1 and  incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.

Document

99.1

Press release issued by the Registrant dated May 23, 2012.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

 (Registrant)

Date:

May 23, 2012

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer &

Chief Accounting Officer

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

99.1

Copy of Registrant's news release dated May 23, 2012.

Exhibit 99.1

News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Six Month Periods Ended April 30, 2012

Boston, MA, May 23, 2012 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.45 for the second quarter of fiscal 2012 compared to adjusted earnings per diluted share of $0.47 in the first quarter of fiscal 2012 and $0.52 in the second quarter of fiscal 2011. Adjusted earnings per diluted share were increased $0.01 and $0.03 in the first quarter of fiscal 2012 and the second quarter of fiscal 2011, respectively, by gains related to the sale of the Company’s equity interest in Lloyd George Management (BVI) Limited (“Lloyd George Management”) in the second quarter of fiscal 2011.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.44 per diluted share in the second quarter of fiscal 2012, $0.40 in the first quarter of fiscal 2012 and $0.50 in the second quarter of fiscal 2011.  Adjusted earnings differed from GAAP earnings due to adjustments in connection with increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which totaled $0.01, $0.07 and $0.02 per diluted share in the second quarter of fiscal 2012, the first quarter of fiscal 2012 and the second quarter of fiscal 2011, respectively.

Adjusted earnings per diluted share were $0.92 in the six months ended April 30, 2012 compared to $0.97 in the six months ended April 30, 2011. The Company’s GAAP earnings per diluted share were $0.84 and $0.80, respectively, for the compared semi-annual periods.  The Company’s adjusted and GAAP earnings per diluted share were increased $0.01 and $0.03 in the first half of fiscal 2012 and 2011, respectively, by gains related to the sale of the Company’s equity interest in Lloyd George Management noted above.

Net inflows of $0.6 billion into long-term funds and separate accounts in the second quarter of fiscal 2012 compare to net outflows of $1.1 billion in the first quarter of fiscal 2012 and net inflows of $2.9 billion in the second quarter of fiscal 2011.  As shown in Table 1 (Attachment 5), the sequential improvement in net flows from the first quarter of fiscal 2012 reflects better flow results for each long-term investment category: equities, fixed income, floating-rate income and alternatives.

“We were pleased to see the Company return to positive organic growth in the second quarter of fiscal 2012,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer.  “Even as we face renewed macro concerns and deteriorating markets, we continue to see significant growth opportunities for Eaton Vance.”

Assets under management were $197.5 billion on April 30, 2012, an increase of 3 percent from the $191.7 billion of managed assets on January 31, 2012 and down 3 percent from managed assets of $203.0 billion on April 30, 2011. Assets under management on April 30, 2012 included $114.0 billion in long-term funds, $40.9 billion in institutional separate accounts, $14.7 billion in high-net-worth separate accounts, $27.5 billion in retail managed accounts and $0.3 billion in cash management fund assets. Average assets under management were $195.6 billion in the second quarter of fiscal 2012, up 4 percent from $187.4 billion in the first quarter of fiscal 2012 and down 1 percent from $197.3 billion in the second quarter of fiscal 2011.  The sequential increase in assets under management in the second quarter of fiscal 2012 reflects long-term net inflows of $0.6 billion, market appreciation of $5.4 billion and a $0.2 billion reduction in cash management fund assets.

As shown in Table 2 (Attachment 6), gross sales and other inflows were $13.2 billion in the second quarter of fiscal 2012, up 15 percent from $11.5 billion in the first quarter of fiscal 2012 and down 17 percent from $16.0 billion in the second quarter of fiscal 2011. Gross redemptions and other outflows were $12.7 billion in the second quarter of fiscal 2012, up 1 percent from $12.6 billion in the first quarter of fiscal 2012 and down 3 percent from $13.0 billion in the second quarter of fiscal 2011.

Attachments 5 and 6 summarize the Company’s assets under management and asset flows by investment mandate and investment vehicle.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	April 30,	January 31,	April 30,
	2012	2012	2011

Revenue	$304,770	$295,606	$315,613
Expenses	205,959	202,786	208,801
Operating income	98,811	92,820	106,812

Operating margin	32%	31%	34%

Non-operating income (expense)	(855)	5,733	(12,937)
Income taxes	(35,164)	(35,187)	(41,337)
Equity in net (loss) income of affiliates, net of tax	(22)	1,504	1,227
Net income	62,770	64,870	53,765
Net (income) loss attributable to non-controlling
interests and other beneficial interest holders	(9,900)	(17,599)	8,714
Net income attributable to
Eaton Vance Corp. shareholders	$52,870	$47,271	$62,479
Adjusted net income attributable to Eaton
Vance Corp. shareholders	$53,967	$55,373	$65,354

Earnings per diluted share	$0.44	$0.40	$0.50

Adjusted earnings per diluted share	$0.45	$0.47	$0.52

Second Quarter Fiscal 2012 vs. First Quarter Fiscal 2012

Revenue in the second quarter of fiscal 2012 increased 3 percent to $304.8 million from revenue of $295.6 million in the first quarter of fiscal 2012.  Investment advisory and administrative fees were up 4 percent in the second quarter of fiscal 2012 compared to the first quarter of fiscal 2012, consistent with the 4 percent increase in average assets under management.  Reflecting a declining share of managed assets in fund share classes that are subject to distribution and service fees, revenues from such fees were substantially unchanged.

Expenses increased 2 percent to $206.0 million in the second quarter of fiscal 2012 from $202.8 million in the first quarter of fiscal 2012, reflecting increases in compensation, certain distribution expenses and other expenses, offset by decreases in service fee expenses and reduced amortization of deferred sales commissions. The increase in compensation expense reflects increases in sales- and operating income-based incentives, partly offset by a decrease in stock-based compensation. Gross sales and other inflows, which drive sales-based incentives, were up 15 percent in the second quarter of fiscal 2012 compared to the first quarter of fiscal 2012.  Pre-bonus adjusted operating income, which drives operating-income based incentives, was up 3 percent for the same period. The increase in distribution expense reflects an increase in intermediary marketing support payments to our distribution partners, driven by growth in sales and managed assets and revised terms of certain support agreements. Higher other expenses can be primarily attributed to increased spending on information technology and other professional services, reflecting ongoing investment in systems and legal expenses related to various corporate initiatives. The decreases in service fee expense and the amortization of deferred sales commissions largely reflect changes in product mix away from fund share classes to which these expenses apply.

Operating income was up 6 percent to $98.8 million in the second quarter of fiscal 2012 from $92.8 million in the first quarter of fiscal 2012.

Non-operating expense reduced income before taxes by $0.9 million in the second quarter of fiscal 2012, compared to a non-operating income contribution of $5.7 million in the first quarter of fiscal 2012.  The decrease in non-operating income (expense) is attributable primarily to a $5.4 million decline in gains and other investment income earned on the Company’s investments in sponsored products and a $1.4 million decrease in gains and other investment income recognized by the Company’s consolidated collateralized loan obligation (“CLO”) entity.  The Company’s gains and other investment income in the first quarter of fiscal 2012 included a $2.4 million gain recognized upon the sale of the Company’s interest in Lloyd George Management in the second quarter of fiscal 2011.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 35.9 percent in the second quarter of fiscal 2012. Excluding the impact of other income (expense) associated with the Company’s consolidated CLO entity borne by other beneficial interest holders, the Company’s effective tax rate was approximately 37.3 percent for the quarter.

Equity in net income of affiliates was down $1.5 million in the second quarter of fiscal 2012 compared to the first quarter of fiscal 2012, largely due to a reduction in the Company’s attributable share of the earnings of a private equity partnership in which it invests.

Net income attributable to non-controlling and other beneficial interests totaled $9.9 million in the second quarter of fiscal 2012 and $17.6 million in the first quarter of fiscal 2012. As shown in Attachment 3, the decrease can be primarily attributed to a decrease in non-controlling interest value adjustments. Included in net (income) loss attributable to non-controlling and other beneficial interests in the second quarter of fiscal 2012 are $1.1 million of non-controlling interest value adjustments that relate primarily to the profit growth of our subsidiary Parametric Risk Advisors based on an April 30 measurement date. Included in net (income) loss attributable to non-controlling and other beneficial interests in the first quarter of fiscal 2012 are $8.1 million of non-controlling interest value adjustments that relate primarily to the profit growth of our subsidiary Parametric Portfolio Associates based on a December 31 measurement date.

Second Quarter Fiscal 2012 vs. Second Quarter Fiscal 2011

Revenue in the second quarter of fiscal 2012 decreased 3 percent to $304.8 million from revenue of $315.6 million in the second quarter of fiscal 2011, reflecting lower average assets under management and lower distribution- and service-related revenues.  Investment advisory and administrative fees were down 1 percent, consistent with the 1 percent decrease in average assets under management. Distribution and service fees were, on a combined basis, down 13 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Expenses decreased 1 percent to $206.0 million in the second quarter of fiscal 2012 from $208.8 million in the second quarter of fiscal 2011, reflecting lower distribution and service fee expenses and reduced amortization of deferred sales commissions, offset by increases in compensation, fund-related and other expenses. The decreases in distribution and service fee expenses and amortization of deferred sales commissions largely reflect the changes in product mix noted above. The increase in compensation expense reflects the base salaries and benefits associated with a 5 percent increase in headcount and a $1.1 million increase in severance costs, partly offset by decreases in sales- and operating income-based incentives. Gross sales and other inflows, which drive sales-based incentives, were down 17 percent in the second quarter of fiscal 2012 compared to the second quarter of fiscal 2011, while pre-bonus adjusted operating income, which drives operating-income based incentives, was down 7 percent over the same period. The increase in fund-related expenses can be attributed primarily to higher sub-advisory expenses. The increase in other expenses is attributable primarily to higher spending for information technology and other professional services to support the Company’s growth.

Operating income was down 7 percent to $98.8 million in the second quarter of fiscal 2012 from $106.8 million in the second quarter of fiscal 2011.

Non-operating expense reduced income before taxes by $0.9 million in the second quarter of fiscal 2012 compared to a reduction of $12.9 million in the second quarter of fiscal 2011. The decrease in non-operating expense reflects a $21.9 million positive swing in gains and other investment income recognized by the Company’s consolidated CLO entity and a $9.7 million decrease in gains and other investment income earned on the Company’s investments in sponsored products. The Company’s gains and other investment income in the second quarter of fiscal 2011 included a $5.5 million gain recognized upon the sale of the Company’s interest in Lloyd George Management.

Equity in net income of affiliates was down $1.2 million in the second quarter of fiscal 2012 compared to the second quarter of fiscal 2011, largely due to a reduction in the Company’s attributable share of the earnings of a private equity partnership in which it invests.

Net income attributable to non-controlling and other beneficial interests was $9.9 million in the second quarter of fiscal 2012 compared to a net loss attributable to non-controlling and other beneficial interests of $8.7 million in the second quarter of fiscal 2011. As shown in Attachment 3, the change can be primarily attributed to an improvement in the financial performance of the Company’s consolidated CLO entity. Included in net (income) loss attributable to non-controlling and other beneficial interests in the second quarter of fiscal 2012 and 2011 are $1.1 million and $2.9 million, respectively, of non-controlling interest value adjustments that relate primarily to the profit growth of our subsidiary Parametric Risk Advisors based on an April 30 measurement date.

Balance Sheet Information

Cash and cash equivalents totaled $514.7 million on April 30, 2012, with no outstanding borrowings against the Company’s $200.0 million credit facility.  During the first six months of fiscal 2012, the Company used $51.7 million to repurchase and retire approximately 2.0 million shares of its Non-Voting Common Stock under its repurchase authorization.  Approximately 5.9 million shares of the current 8.0 million share repurchase authorization remains unused.

Conference Call Information

Eaton Vance Corp. (NYSE: EV) will host a conference call and webcast at 11:00 AM EDT today to discuss the financial results for the three and six month periods ended April 30, 2012. To participate in the conference call, please call 877-407-0778 (domestic) or 201-689-8565 (international) and refer to “Eaton Vance Corp. Second Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 877-660-6853 (domestic) or 201-612-7415 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the account number 286 and the confirmation code 394586.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)
(unaudited)

Three Months Ended	Six Months Ended
% Change	% Change
April 30,	January 31,	April 30,	Q2 2012 to	Q2 2012 to	April 30,	April 30,	%
2012	2012	2011	Q1 2012	Q2 2011	2012	2011	Change
Revenue:

Investment advisory and administrative fees	$248,888	$239,452	$251,670	4%	(1)%	$488,340	$494,404	(1)%
Distribution and underwriter fees	22,551	22,515	26,141	-	(14)	45,066	53,468	(16)
Service fees	32,065	32,299	36,478	(1)	(12)	64,364	73,823	(13)
Other revenue	1,266	1,340	1,324	(6)	(4)	2,606	2,532	3
Total revenue	304,770	295,606	315,613	3	(3)	600,376	624,227	(4)
Expenses:

Compensation and related costs	97,566	96,683	97,157	1	-	194,249	194,207	-
Distribution expense	32,960	32,328	33,657	2	(2)	65,288	66,354	(2)
Service fee expense	28,088	28,673	30,780	(2)	(9)	56,761	62,109	(9)
Amortization of deferred sales commissions	5,533	5,820	9,643	(5)	(43)	11,353	19,993	(43)
Fund expenses	6,590	6,651	5,017	(1)	31	13,241	9,561	38
Other expenses	35,222	32,631	32,547	8	8	67,853	65,846	3
Total expenses	205,959	202,786	208,801	2	(1)	408,745	418,070	(2)
Operating income	98,811	92,820	106,812	6	(7)	191,631	206,157	(7)
Non-operating income (expense):
Gains (losses) and other investment income, net	2,796	8,177	12,492	(66)	(78)	10,973	13,812	(21)
Interest expense	(8,412)	(8,413)	(8,412)	-	-	(16,825)	(16,825)	-
Other income (expense) of consolidated
CLO entity:
Gains (losses) and other investment income, net	8,895	10,280	(12,984)	(13)	NM	19,175	(11,149)	NM
Interest expense	(4,134)	(4,311)	(4,033)	(4)	3	(8,445)	(5,547)	52
Total non-operating income (expense)	(855)	5,733	(12,937)	NM	(93)	4,878	(19,709)	NM

Income before income taxes and equity
in net (loss) income of affiliates	97,956	98,553	93,875	(1)	4	196,509	186,448	5
Income taxes	(35,164)	(35,187)	(41,337)	-	(15)	(70,351)	(75,859)	(7)
Equity in net (loss) income of affiliates, net of tax	(22)	1,504	1,227	NM	NM	1,482	2,461	(40)
Net income	62,770	64,870	53,765	(3)	17	127,640	113,050	13
Net (income) loss attributable to
non-controlling and other beneficial interests	(9,900)	(17,599)	8,714	(44)	NM	(27,499)	(13,036)	111
Net income attributable to
Eaton Vance Corp. Shareholders	$52,870	$47,271	$62,479	12	(15)	$100,141	$100,014	-

Earnings per share attributable to
Eaton Vance Corp. Shareholders:
Basic	$0.46	$0.41	$0.53	12	(13)	$0.87	$0.84	4
Diluted	$0.44	$0.40	$0.50	10	(12)	$0.84	$0.80	5

Weighted average shares outstanding:
Basic	112,418	112,768	116,413	-	(3)	112,541	116,540	(3)
Diluted	115,881	114,901	122,292	1	(5)	115,324	122,167	(6)

Dividends declared per share	$0.190	$0.190	$0.180	-	6	$0.380	$0.360	6

			Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share to adjusted net income attributable to Eaton Vance
Corp. shareholders and adjusted earnings per diluted share
(unaudited)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
(in thousands, except per share figures)	2012	2012	2011	2012	2011

Net income attributable to Eaton Vance
Corp. shareholders	$52,870	$47,271	$62,479	$100,141	$100,014

Non-controlling interest value adjustments	1,097	8,102	2,875	9,199	21,072

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$53,967	$55,373	$65,354	$109,340	$121,086

Earnings per diluted share	$0.44	$0.40	$0.50	$0.84	$0.80

Non-controlling interest value adjustments	0.01	0.07	0.02	0.08	0.17

Adjusted earnings per diluted share	$0.45	$0.47	$0.52	$0.92	$0.97

				Attachment 3
Eaton Vance Corp.
Reconciliation of net (income) loss attributable
to non-controlling and other beneficial interests
(unaudited)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
(in thousands)	2012	2012	2011	2012	2011

Consolidated funds	$(1,182)	$(1,146)	$(3,323)	$(2,328)	$(4,659)

Majority-owned subsidiaries	(3,751)	(3,360)	(3,092)	(7,111)	(5,936)

Consolidated CLO entity	(3,870)	(4,991)	18,004	(8,861)	18,631

Non-controlling interest value adjustments	(1,097)	(8,102)	(2,875)	(9,199)	(21,072)

Net (income) loss attributable to non-controlling
interests and other beneficial interests	$(9,900)	$(17,599)	$8,714	$(27,499)	$(13,036)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)
(unaudited)

	April 30,	October 31,
	2012	2011
Assets

Cash and cash equivalents	$514,668	$510,913
Investment advisory fees and other receivables	129,011	130,525
Investments	295,862	287,735
Assets of consolidated collateralized loan obligation ("CLO") entity:
Cash and cash equivalents	27,236	16,521
Bank loans and other investments	486,244	462,586
Other assets	5,887	2,715
Deferred sales commissions	22,006	27,884
Deferred income taxes	45,431	41,343
Equipment and leasehold improvements, net	61,316	67,227
Intangible assets, net	63,226	67,224
Goodwill	154,636	142,302
Other assets	110,882	74,325
Total assets	$1,916,405	$1,831,300

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$76,065	$137,431
Accounts payable and accrued expenses	53,111	51,333
Dividend payable	21,968	21,959
Debt	500,000	500,000
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	485,646	477,699
Other liabilities	26,089	5,193
Other liabilities	102,565	75,557
Total liabilities	1,265,444	1,269,172
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	134,516	100,824
Total temporary equity	134,516	100,824

Permanent Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 413,167 and 399,240 shares, respectively	2	2
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 115,130,059 and 115,223,827 shares, respectively	450	450
Notes receivable from stock option exercises	(4,171)	(4,441)
Accumulated other comprehensive income	3,097	1,340
Appropriated retained earnings (deficit)	4,994	(3,867)
Retained earnings	510,976	466,931
Total Eaton Vance Corp. shareholders' equity	515,348	460,415
Non-redeemable non-controlling interests	1,097	889
Total permanent equity	516,445	461,304
Total liabilities, temporary equity and permanent equity	$1,916,405	$1,831,300

				Attachment 5
Eaton Vance Corp.
Table 1
Net Flows by Investment Mandate(1)
(in millions)
(unaudited)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2012	2012	2011	2012	2011
Equity assets - beginning of period(2)	$110,834	$108,859	$114,722	$108,859	$107,500
Sales/inflows	6,817	6,315	8,520	13,132	15,845
Redemptions/outflows	(7,897)	(7,683)	(7,400)	(15,578)	(14,288)
Net flows	(1,080)	(1,368)	1,120	(2,446)	1,557
Assets acquired	-	-	352	-	352
Exchanges	(6)	1	27	(6)	95
Market value change	5,155	3,342	6,519	8,496	13,236
Equity assets - end of period	$114,903	$110,834	$122,740	$114,903	$122,740

Fixed income assets - beginning of period	45,514	43,708	43,013	43,708	46,119
Sales/inflows	3,626	2,627	2,572	6,253	5,507
Redemptions/outflows	(2,276)	(2,453)	(3,196)	(4,729)	(7,048)
Net flows	1,350	174	(624)	1,524	(1,541)
Exchanges	-	40	(55)	40	(285)
Market value change	27	1,592	732	1,619	(1,227)
Fixed income assets - end of period	$46,891	$45,514	$43,066	$46,891	$43,066

Floating-rate income assets - beginning
of period	24,376	24,322	21,939	24,322	20,003
Sales/inflows	1,662	1,460	3,430	3,122	5,558
Redemptions/outflows	(1,451)	(1,289)	(1,416)	(2,740)	(2,025)
Net flows	211	171	2,014	382	3,533
Exchanges	27	(8)	61	19	179
Market value change	233	(109)	210	124	509
Floating-rate income assets - end of period	$24,847	$24,376	$24,224	$24,847	$24,224

Alternative assets - beginning of period	10,449	10,646	11,367	10,646	10,482
Sales/inflows	1,121	1,094	1,439	2,215	3,252
Redemptions/outflows	(1,035)	(1,191)	(1,030)	(2,226)	(2,034)
Net flows	86	(97)	409	(11)	1,218
Exchanges	(23)	(47)	(36)	(70)	(54)
Market value change	(6)	(53)	120	(59)	214
Alternative assets - end of period	$10,506	$10,449	$11,860	$10,506	$11,860

Long-term assets - beginning of period	191,173	187,535	191,041	187,535	184,104
Sales/inflows	13,226	11,496	15,961	24,722	30,162
Redemptions/outflows	(12,659)	(12,616)	(13,042)	(25,273)	(25,395)
Net flows	567	(1,120)	2,919	(551)	4,767
Assets acquired	-	-	352	-	352
Exchanges	(2)	(14)	(3)	(17)	(65)
Market value change	5,409	4,772	7,581	10,180	12,732
Total long-term assets - end of period	$197,147	$191,173	$201,890	$197,147	$201,890

Cash management fund assets
end of period	340	533	1,071	340	1,071
Total assets under management -
end of period	$197,487	$191,706	$202,961	$197,487	$202,961

(1) Includes funds and separate accounts.
(2) Includes balanced accounts holding income securities.

				Attachment 6
Eaton Vance Corp.
Table 2
Net Flows by Investment Vehicle
(in millions)
(unaudited)
	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2012	2012	2011	2012	2011
Long-term fund assets -
beginning of period	$112,664	$111,705	$116,730	$111,705	$113,978
Sales/inflows	6,648	6,905	9,912	13,553	19,547
Redemptions/outflows	(7,818)	(8,113)	(7,684)	(15,930)	(15,967)
Net flows	(1,170)	(1,208)	2,228	(2,377)	3,580
Exchanges	(2)	(14)	(3)	(16)	(68)
Market value change	2,537	2,181	3,931	4,717	5,396
Long-term fund assets - end of period	$114,029	$112,664	$122,886	$114,029	$122,886

Institutional account assets -
beginning of period	38,726	38,003	36,928	38,003	34,593
Sales/inflows	3,261	1,824	2,876	5,085	5,060
Redemptions/outflows	(2,794)	(2,215)	(3,144)	(5,009)	(4,857)
Net flows	467	(391)	(268)	76	203
Exchanges	40	(29)	(19)	11	(18)
Market value change	1,650	1,143	1,623	2,793	3,486
Institutional account assets - end of period	$40,883	$38,726	$38,264	$40,883	$38,264

High-net-worth assets -
beginning of period	13,255	13,256	12,931	13,256	11,883
Sales/inflows	1,338	1,021	923	2,359	1,721
Redemptions/outflows	(534)	(552)	(732)	(1,086)	(1,374)
Net flows	804	469	191	1,273	347
Assets acquired	-	-	352	-	352
Exchanges	(42)	(957)	-	(999)	(5)
Market value change	687	487	775	1,174	1,672
High-net-worth assets - end of period	$14,704	$13,255	$14,249	$14,704	$14,249

Retail managed account assets -
beginning of period	26,528	24,571	24,452	24,571	23,650
Sales/inflows	1,979	1,746	2,250	3,725	3,834
Redemptions/outflows	(1,513)	(1,736)	(1,482)	(3,248)	(3,197)
Net flows	466	10	768	477	637
Exchanges	2	986	19	987	26
Market value change	535	961	1,252	1,496	2,178
Retail managed account assets - end of period	$27,531	$26,528	$26,491	$27,531	$26,491

Total long-term assets -
beginning of period	191,173	187,535	191,041	187,535	184,104
Sales/inflows	13,226	11,496	15,961	24,722	30,162
Redemptions/outflows	(12,659)	(12,616)	(13,042)	(25,273)	(25,395)
Net flows	567	(1,120)	2,919	(551)	4,767
Assets acquired	-	-	352	-	352
Exchanges	(2)	(14)	(3)	(17)	(65)
Market value change	5,409	4,772	7,581	10,180	12,732
Total long-term assets - end of period	$197,147	$191,173	$201,890	$197,147	$201,890

Cash management fund assets
end of period	340	533	1,071	340	1,071

Total assets under management -
end of period	$197,487	$191,706	$202,961	$197,487	$202,961

					Attachment 7
Eaton Vance Corp.
Table 3
Assets under Management
by Investment Mandate(1)
(in millions) (unaudited)

	April 30,	January 31,	%	April 30,	%
	2012	2012	Change	2011	Change
Equity (2)	$114,903	$110,834	4%	$122,740	-6%
Fixed income	46,891	45,514	3%	43,066	9%
Floating-rate income	24,847	24,376	2%	24,224	3%
Alternative	10,506	10,449	1%	11,860	-11%
Cash management	340	533	-36%	1,071	-68%
Total	$197,487	$191,706	3%	$202,961	-3%

(1) Includes funds and separate accounts.
(2) Includes balanced accounts holding income securities.

Footnotes

1() Adjusted earnings per diluted share reflects the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end structuring fees and other items management deems non-recurring or non-operating.  See reconciliation provided in Attachment 2 for more information on adjusting items.